UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                               CET SERVICES, INC.
            (Exact name of registrant as specified in its charter)


          California                                        33-0285964
  (State or jurisdiction of                               (I.R.S. Employer
incorporation or organization)                           Identification No.)


         12503 E. Euclid Dr. #30
           Centennial, Colorado                                80111
(Address of principal executive offices)                    (Zip Code)



        Securities to be registered pursuant to Section 12(b) of the Act:

                                            Name of each exchange on which
Title of each class to be so registered     each class is to be registered

            Not Applicable                           Not Applicable


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]


If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]


Securities Act registration statement file number to which this form relates:
None


Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, No Par Value Per Share






ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The description of the common stock, no par value per share, of CET Services, Inc. (the "Registrant") contained in the Registrant's Registration Statement on Form SB-2, as amended, filed with the Securities and Exchange Commission (File No. 33-91602) is incorporated by reference into this registration statement.

ITEM 2.  EXHIBITS.

Exhibit
Number    Description / Location
-------   ------------------------------------------------------------------

  3.1 Amended and Restated Articles of Incorporation - Incorporated by reference to Exhibit 3.1 to the Company's Form SB-2 Registration Statement No. 33-91602

  3.2 Bylaws - Incorporated by reference to Exhibit 3.2 to the Company's Form SB-2 Registration Statement No. 33-91602

  3.3     Certificate of Amendment of Articles of Incorporation -
          Incorporated by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-K for the year ended December 31, 2003.


                                  SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                      CET SERVICES, INC.


Date: May 15, 2007                    By:/s/ Steven H. Davis
                                         Steven H. Davis, President